UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  October 6, 2010

Date of earliest event reported:  September 30, 2010

AdCare Health Systems, Inc.

(Exact Name of Registrant as specified in its Charter)

Ohio (State or Other Jurisdiction of Incorporation)	333-131542 (Commission file Number)

31-1332119

(IRS Employer Identification No.)

5057 Troy Road, Springfield, Ohio  45502-9032

(Address of principal executive offices)  (Zip code)

Registrant’s Telephone Number, Including Area Code

(937) 964-8974

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c)).

Item 1.01. Entry into a Material Definitive Agreement

On September 30, 2010, AdCare Health Systems, Inc. (the “Company”) issued two secured promissory notes (the “Senior Loans”) totaling $15,820,000.  The Senior Loans mature on September 30, 2035 and accrue interest at a variable  rate equal to the published Wall Street Journal prime interest rate (currently 3.25%) plus 1.5%; but no less than 5.5% per annum.  The Senior Loans have a prepayment penalty of 10% for any prepayment prior to September 30, 2011 which is reduced by 1% each year until September 30, 2019 when it remains at 1% thereafter.

The Senior Loans are collateralized by the real and personal property of the Attalla and Coosa facilities described in Item 2.01 below.  The Company is also required to maintain a certificate of deposit in the amount of $1,582,000 as collateral.  The Senior Loans have a conditionally approved loan guarantee from the United States Department of Agriculture Rural Development (USDA RD) for 70% of the outstanding loan amount.  The notes are also personally guaranteed by Christopher Brogdon, the Company’s Chief Acquisition Officer.  The Company has agreed to compensate Mr. Brogdon $100,000 for his personal guarantee.  The Company is also required to maintain certain financial covenants.

The Senior Loans have one-time guarantee and structuring fees totaling 3% of the loan amounts payable on the closing date.  In addition to the one-time fees, the Senior Loans are subject to an annual renewal fee due to the USDA RD in an amount equal to 0.25% of the guaranteed portion of the outstanding principal balance as of December 31 each year.

Also, on September 30 2010, Coosa Nursing ADK, LLC and the Company entered a promissory note with the seller (“Seller’s Note”) in the amount of $600,000.  The Seller’s Note bears interest of 8% per annum.  Coosa Nursing ADK, LLC is required to make monthly payments of $100,000 plus accrued interest on the unpaid balance beginning November 1, 2010.  The Seller’s Note matures April 1, 2010.  The Seller’s Note was guaranteed personally by Mr. Brogdon.

Also on September 30, 2010, the Company entered into an additional financing agreement (the “Other Loan and Warrants”) for a promissory note up to a maximum of $3,500,000 bearing interest at 10% per annum plus a maximum of 350,000 warrants to purchase common stock of the Company.  As of September 30, 2010, an initial tranche of $3,150,000 was disbursed and 315,000 warrants were issued.  The second tranche is expected to occur in October 2010 for $350,000 with the remaining 35,000 warrants.

The Warrants are exercisable at $4.25 per share and expire on October 1, 2013.  The Other Loan matures on January 1, 2011, but may, at the election of the Company, be initially extended to April 1, 2011.  If extended, the interest rate will increase to 18% per annum retroactive to September 30, 2010.  Interest payments are due quarterly beginning January 1, 2011.  Additionally, if the Other Loan is extended, the Company will be required to convey to the note holder a forty percent equity interest in each of the Attalla and Coosa facilities described in Item 2.01 below.  If the Other Loan is extended beyond October 1, 2012, the Company will also be required to make a semi-annual principal payment equal to 4% of the principal amount of the note which shall be contingent upon the Attalla and Coosa facilities generating cash flow sufficient to make such payments.

Cantone Research, Inc., (“Cantone”) was the exclusive placement agent for the Other Loan and Warrants and received compensation equal to 4% of the note for its services plus a non-accountable expense allowance of $15,000.

The Company will issue to Cantone up to 116,900 additional warrants exercisable at $4.25 per share.  The warrants will expire on October 1, 2013.  Also, the Company will pay Cantone, in cash, an amount equal to 6% of the cash received by the Company, from time to time, upon the exercise of each warrant.  If the Other Loan is extended, the Company will pay Cantone a facility fee equal to 2% per annum of the unpaid principal amount of the note outstanding from time to time.  The facility fee will be payable in arrears, contemporaneously with each payment of interest under the note and at the final payment of the principal amount of the note.  The Company will also pay to Cantone a semi-annual administrative fee in the amount of $7,500, on the fifteenth day of each January and July beginning January 15, 2012.

Proceeds from the Senior Loans, Other Loan and Seller’s Note were used to complete the acquisitions described in Item 2.01 below.

Item 2.01.  Completion of Acquisition or Disposition of Assets.

On March 11, 2010, the Company filed Form 8-K reporting under Item 1.01 its entry into purchase agreements for two skilled nursing facilities located in Alabama.  This Form 8-K is incorporated by reference in this filing.  The purchase agreements were included as exhibits to the Company’s Form 10-Q filed on May 17, 2010 and are hereby incorporated by reference.

On September 30, 2010, Coosa Nursing ADK, LLC, a wholly owned subsidiary of the Company, completed the acquisition of the operations of and selected assets of Coosa Valley Health Care, a 124 bed skilled nursing facility located in Gadsden, Alabama, from for a purchase price of $8,700,000.  Also on September 30, 2010, Attalla Nursing ADK, LLC, a wholly owned subsidiary of the Company, completed the acquisition of the operations and selected assets of Attalla Health Care, a 182 bed skilled nursing facility located in Attalla, Alabama, for a purchase price of $9,800,000.  Both of these entities are owned by the same individuals.

 Through the Operations Transfer Agreements, the Company obtained control of the two facilities effective October 1, 2010.  In addition to earnest money of $300,000, the nature and amount of the additional consideration given for these acquisitions is further described in Item 1.01 above.

Item 8.01 Other Matters

On October 1, 2010, the Company issued a press release announcing the completion of the acquisitions described under Item 2.01 above.  A copy of the press release is attached as Exhibit 99.1 to this Form 8-K.

The information in this Item 8.01 and Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth in such filing.

Item 9.01.  Financial Statements and Exhibits.

a.

Financial Statements of Business Acquired.  The financial statements required by Item 9.01(a) are not included with this report.  The Company intends to file these financial statements by amendment not later than 71 calendar days after the date this Form 8-K is required to be filed with the Securities and Exchange Commission.

b.

Pro Forma Financial Information.  The pro forma financial information required under 9.01(b) is not included with this report.  The Company intends to file this pro forma financial information by amendment no later than 71 calendar days after the date this Form 8-K is required to be filed with the Securities and Exchange Commission.

Exhibit Number	Description of Exhibit
10.1	Coosa Nursing ADK, LLC Loan Agreement dated September 30, 2010
10.2	Coosa Nursing ADK, LLC Secured Promissory Note dated September 30, 2010
10.3	Coosa Nursing ADK, LLC Operations Transfer Agreement dated October 1, 2010
10.4	Coosa Nursing ADK, LLC Promissory Note dated September 30, 2010
10.5	Attalla Nursing ADK, LLC Loan Agreement dated September 30, 2010
10.6	Attalla Nursing ADK, LLC Secured Promissory Note dated September 30, 2010
10.7	Attalla Nursing ADK, LLC Operations Transfer Agreement dated October 1, 2010
10.8	AdCare Health Systems, Inc. Promissory Note dated September 30, 2010
99.1	Press Release dated October 1, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date:  October 6, 2010

ADCARE HEALTH SYSTEMS, INC.

By: /s/Scott Cunningham

Name: Scott Cunningham

Title:  Chief Financial Officer

Exhibit 99.1

AdCare Health Systems Acquires Two Alabama Nursing Homes

Acquisition Increases AdCare’s Annualized Revenue Run-Rate by $18 Million

SPRINGFIELD, Ohio, October 1, 2010 - AdCare Health Systems, Inc. (NYSE AMEX: ADK), a recognized innovator in senior living and health care facility management, has closed the previously announced purchase agreement for two privately-held nursing homes in Gladsden, Alabama for $18.5 million.

The two facilities have a total of 306 beds, which currently generate about $18 million in annualized revenue and are expected to be immediately accretive to earnings. Combined with other transactions closed earlier in the year, AdCare’s estimated annualized revenue run-rate now exceeds $96 million, which represents an increase of approximately 261% from $26.7 million in the year ended 2009.

AdCare financed this purchase through a local bank, with a guarantee by the United States Department of Agriculture (USDA). The guarantee is provided through a program developed by the government to supply long-term financing for rural projects at favorable rates.

“This transaction is the fourth we’ve closed since we began our M&A campaign at the end of last year,” said Chris Brogdon, AdCare’s vice chairman and chief acquisitions officer. “We expect all of our new facilities to be significant cash generators for AdCare, especially as they come under our highly capable management and benefit from our larger economy of scale.”

“As we move toward closing the remaining transactions we announced, additional opportunities continue to emerge in the southern region in the U.S. as well as in the Midwest,” said Brogdon. “We are working to establish the terms and necessary financings for several new potential acquisitions in our pipeline of equal or greater potential.”

Brogdon joined AdCare in September 2009 when the company announced a new M&A growth strategy to build upon its strong reputation for operational efficiency and high-quality living environments.

About AdCare Health Systems
AdCare Health Systems, Inc. (NYSE AMEX:ADK) is a recognized innovator in senior living and health care facility management. AdCare develops, owns and manages assisted living facilities, nursing homes and retirement communities, as well as provides home health care services. Since its inception in 1988, AdCare's mission has been to provide the highest quality of healthcare services to the elderly. For more information about AdCare, visit www.adcarehealth.com.

Important Cautions Regarding Forward-Looking Statements
Statements contained in this press release that are not historical facts may be forward-looking statements within the meaning of federal law. Such statement can be identified by the use of forward-looking terminology, such as "believes," "expects," "plans," "intends," "anticipates" and variations of such words or similar expressions, but their absence does not mean that the statement is not forward-looking. Statements in this announcement that are forward-looking include, but are not limited to, statements that the company expects all of these new facilities to be significant cash generators for AdCare.  Such forward-looking statements reflect management's beliefs and assumptions and are based on information currently available to management. The forward-looking statements involve known and unknown risks, results, performance or achievements of the Company to differ materially from those expressed or implied in such statements. Such factors are identified in the public filings made by the Company with the Securities and Exchange Commission and include the Company's ability to secure lines of credit and/or an acquisition credit facility, find suitable acquisition properties at favorable terms, changes in the health care industry because of political and economic influences, changes in regulations governing the industry, changes in reimbursement levels including those under the Medicare and Medicaid programs and changes in the competitive marketplace. There can be no assurance that such factors or other factors will not affect the accuracy of such forward-looking statements.

Company Contact

Chris Brogdon, Vice Chairman & CAO

AdCare Health Systems, Inc.

Tel (937) 964-8974

Email: info@adcarehealth.com

Investor Relations

Ron Both or Geoffrey Plank

Liolios Group, Inc.

Tel (949) 574-3860

Email: info@liolios.com